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                  FIRST INDUSTRIAL FINANCING PARTNERSHIP, L.P.
                                  STANDARD FORM
                            INDUSTRIAL BUILDING LEASE
                                 (MULTI TENANT)

SECTION 1:  BASIC TERMS

     This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     1.1    Date of Lease:  January ____, 1997

     1.2 Landlord: First Industrial Financing Partnership, L.P., a Delaware limited partnership

     1.3    Tenant: Gantos, Inc., a Michigan corporation

     1.4    Premises and Property:  See Exhibit "A"

     1.5 Lease Term: Five (5) years Four (4) months ("Term"), commencing April 1, 1997 ("Commencement Date") and ending July 31, 2002 ("Expiration Date").

     1.6 Permitted Uses: (See Section 4) Storage and distribution of women's apparel and accessories and related office activities

     1.7    Tenant's Guarantor:  (if none, so state) None.

     1.8    Brokers:  (See Section 23;  if none, so state)
                      (A)  Tenant's Broker:  None.
                      (B)  Landlord's Broker: Draft & Gantos Properties, LLC

     1.9    Security Deposit:  (See Section 4) None.

     1.10 Vehicle Parking Allocated Tenant: Tenant shall have access to at least one hundred sixty (160) parking spaces at the Property; of those spaces, Tenant will have exclusive access only to those parking spaces in front and on the perimeter of the Premises as specified on attachment #1 to Exhibit A, and the balance will be nonexclusive as to Tenant. Landlord is not responsible for policing Tenant's reserved parking spaces nor will Landlord have liability for non-Tenant use of Tenant's reserved parking area. Any signage or enforcement policy proposed by Tenant as to its reserved parking area is subject to Landlord's prior written consent, which will not be unreasonably withheld.

     1.11   Rent Payable by Tenant:  See Exhibit "B" and Section III

     1.12   Tenant's Proportionate Share: Fifty-Five percent (55%)

     1.13 Riders to Lease: The following riders are attached to and made a part of this Lease. (If none, so state) See attached Rider No. 1.

SECTION 2:  LEASE OF PREMISES;  RENT

     2.1 LEASE OF PREMISES FOR LEASE TERM. (a) Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. Provided that no unwaived default of Tenant has occurred under this Lease, Tenant shall have two (2) consecutive options to renew the term of this Lease for a period of five (5) years each. In order to exercise any such five (5) year renewal option, Tenant must give Landlord written notice of such exercise at lease six (6) months and not more than nine (9) months prior to the otherwise effective expiration date of the Lease term. All of the provisions of this Lease shall apply and remain effective during any renewal term, except that Base Rent shall be in the amounts set forth in attached Exhibit B.

        (b) Notwithstanding any other provision of this Lease to the contrary, Tenant shall be permitted to take possession of only 50,000 square feet of the Premises, as designated on attachment #2 to Exhibit A (the "Initial Occupancy Area"), as of the Commencement Date; Tenant shall be permitted to take possession of the balance of

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the Premises on May 1, 1997.

     2.2 TYPES OF RENTAL PAYMENTS. Tenant shall pay rents of (a) net base rent payable in monthly installments as set forth in EXHIBIT "B" attached hereto, in advance, on the first day of each and every calendar month during the term of this Lease (the "Base Rent"); and (b) the Additional Rent (as hereinafter defined) in accordance with Section 3 below and other applicable provisions of this Lease; and (c) in the event any monthly installment or other required payment of Base Rent or Additional Rent, or both, is not paid within ten (10) days of the date when due, a late charge in an amount equal to five percent (5%) of the then-delinquent installment or payment of Base Rent and/or Additional Rent (the "Late Charge"; the Late Charge, Base Rent and Additional Rent shall collectively be referred to as "Rent"), to Landlord, c/o First Industrial Management Corporation, P.O. Box 75460, Chicago, Illinois 60675-5460 (or such other entity designated as Landlord's management agent, if any, and if Landlord so appoints such a management agent, the "Agent"), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise.

     2.3 COVENANTS CONCERNING RENTAL PAYMENTS. Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as may otherwise be expressly and specifically provided in this Lease. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the partial calendar months occurring at the commencement and the expiration of the Term shall be prorated on a per diem basis.

SECTION 3:  ADDITIONAL RENT

     3.1 DEFINITIONAL TERMS RELATING TO ADDITIONAL RENT. For purposes of this Section and other relevant provisions of the Lease:

        (a) OPERATING EXPENSES. The term "Operating Expenses" shall mean all costs and expenses paid or incurred with respect to the repair, replacement, restoration, maintenance and operation of the Property, including, without limitation, the following: (i) all costs, wages and benefits of employees or other agents of Landlord or Agent engaged in the operation, maintenance or rendition of other services to or for the Property; (ii) to the extent not separately metered, billed, or furnished, all charges for utilities and services furnished to the Property (including, without limitation, the Common Areas [as hereinafter defined]), together with any taxes on such utilities; (iii) all premiums for casualty, workers' compensation, dram shop, liability, boiler, flood and all other types of insurance provided by Landlord and relating to the Property; (iv) the cost of all supplies, tools, materials and equipment utilized in the ownership and/or operation of the Property, and sales and other taxes thereon; (v) amounts charged by contractors for services, materials and supplies furnished in connection with the operation, replacement, repair and/or maintenance of any part of the Property, including, without limitation, the Common Areas; (vi) management fees to Agent or other persons or management entities actually involved in the management and/or operation of the Property (which persons or management entities may be affiliates of Landlord); (vii) legal, accounting and other professional fees incurred in connection with the operation, management and/or maintenance of the Property; (viii) Taxes, as hereinafter defined; and (ix) all of the charges properly allocable to the operation, maintenance or repair, replacement or restoration of the Property, all in accordance with generally accepted accounting principles. The costs of the following items shall be excluded from Tenant's share of the cost of Operating Expenses:

     1. Repairs or other work occasioned by (i) fire, windstorm or other casualty of the type which Landlord has insured or is required under this Lease to insure (excluding deductibles), or (ii) the exercise of the right of eminent domain;

     2. Leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants or, prospective tenants or other occupants, or legal fees incurred in connection with this Lease;

     3. Expenses incurred in tenant build-out, renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants of vacant space (other than Common Areas);

     4. Costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles consistently applied;

     5. All other costs of a capital nature including, but not limited to, capital improvements, capital repairs, capital equipment and capital tools all in conformity with generally accepted accounting principles

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          consistently applied;

     6. Costs incurred by Landlord due to violation by Landlord or any tenant (other than Tenant) of the terms and conditions of any lease or other rental arrangement covering space in the Property or Building;

     7. Payment of principal and/or interest on debt or amortization payments of any mortgage executed by Landlord covering the Property or Building (or any portion thereof), rental concessions or negative cash flow guaranties, and rental payments under any ground or underlying lease or leases;

     8.   Advertising and promotional expenditures;

     9. Any costs, fines or penalties incurred due to violations by Landlord of any federal, state or local law, statute or ordinance, or any rule, regulation, judgment or decree of any governmental rule or authority, to the extent only that compliance therewith is the obligation of Landlord under this Lease;

     10. Any cost or expense associated with the removal or cleanup of any hazardous or toxic waste, materials or substances from the Property or Building caused by Landlord's or another Building tenant's acts; and

     11. Amounts paid by Tenant as Additional Rent under clauses (ii) and (iii) of the first sentence of Section 3.2 below.

        (b) TAXES. The term "Taxes" as referred to in clause (ix) above shall mean (i) all governmental taxes, assessments, fees, penalties and charges of every kind or nature (other than Landlord's income taxes and Michigan Single Business Tax), whether general, special, ordinary or extraordinary, due or payable at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Property, or of the personal property and equipment located therein or used in connection therewith; and (ii) any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Property. For purposes hereof, Taxes for any Operating Year shall be Taxes that are first due for payment or paid in that Operating Year rather than Taxes that are assessed, become a lien, or accrue during such Operating Year.

        (c) OPERATING YEAR. The term "Operating Year" shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term.

     3.2 OBLIGATION OF ADDITIONAL RENT. Tenant shall pay as additional rent ("Additional Rent") (i) Tenant's Proportionate Share of the Operating Expenses, (ii) one hundred percent (100%) of all costs and expenses incurred by Landlord with respect to the repair, replacement, restoration and maintenance of the "Improvements" (as that term is defined in Rider No. 1), including capital improvements, capital repairs, and other costs considered to be capital in nature (the "Improvements Maintenance Costs"), and (iii) one hundred percent (100%) of the amount of all Taxes attributable or allocable to the "Improvements" (the "Improvements Taxes"), all as set forth in Section 3.3. The Additional Rent commences to accrue upon the Commencement Date; provided, however, that for the period from April 1, 1997 through April 30, 1997, Tenant's Proportionate Share shall be 20%, and for the period from May 1, 1997 through the EARLIER of (a) July 31, 1997 or (b) the date a certificate of occupancy for Tenant's newly constructed office area is issued, Tenant's Proportionate Share shall be 50%. The Additional Rent payable hereunder for the Operating Years in which the Term begins and ends shall be prorated to correspond to that portion of the Operating Years occurring within the Term. For the first Operating Year and the Operating Year in which this Lease terminates, Tenant's liability for Additional Rent shall be subject to a pro rata adjustment based upon the number of days of such Operating Year during which the Term is in effect. Additional Rent and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

     3.3 PAYMENT OF ADDITIONAL RENT. Landlord shall have the right to reasonably estimate the Additional Rent for each Operating Year. Upon Landlord's or Agent's notice to Tenant of such estimated amount, Tenant shall pay, on the first day of each month during that Operating Year, an amount (the "Estimated Additional Rent") equal to the estimate of the Additional Rent divided by the number of months in the applicable Operating Year or the fractional portion thereof remaining at the time Landlord delivers its notice of estimated Additional Rent due from Tenant. If the aggregate amount of Estimated Additional Rent actually paid by Tenant during any Operating Year is less than Tenant's actual ultimate liability for Additional Rent for that particular Operating Year, as determined pursuant to Section 3.2, Tenant shall pay the deficiency within thirty (30) days of the delivery to Tenant of a statement showing in reasonable detail the Operating Expenses, the Improvements Maintenance Costs and the Improvements Taxes for such Operating Year together with copies of applicable tax bills (the "Annual Additional Rent Statement"). Landlord shall make all reasonable effort to deliver the Annual Additional Rent Statement to Tenant within 120 days after the end of each Operating Year during the Term. If the aggregate amount of Estimated Additional Rent actually paid by

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Tenant during a given Operating Year exceeds Tenant's actual liability for such
Operating Year, the excess shall be credited against the Estimated Additional Rent due from Tenant during the immediately subsequent Operating Year, except that in the event that such excess is paid by Tenant during the final Lease Year, then upon the expiration of the Term, Landlord or Agent shall promptly pay Tenant the then-applicable excess after determination thereof. No interest shall be payable to Tenant on account of such payments of Estimated Additional Rent and such payments may be commingled. Upon reasonable prior written notice to Landlord, Tenant shall, at Tenant's sole expense, have the right to examine Landlord's books and records pertaining to Operating Expenses, Improvements Maintenance Costs and Improvements Taxes for the sole purpose of determining whether Landlord has properly invoiced Tenant for Additional Rent under this Lease.

     3.4 INITIAL OPERATING EXPENSE ESTIMATE. Landlord hereby notifies Tenant that Landlord's initial estimate of Additional Rent for the first Operating Year is $75,900.00; therefore, during the first Operating Year, $6,325.00 shall be due monthly as initial Estimated Additional Rent.

SECTION 4:  USE OF PREMISES AND COMMON AREAS; SECURITY DEPOSIT

     4.1 USE OF PREMISES. The Premises shall be used for the purpose(s) set forth in Section 1.6 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy for the Premises or the Property; (b) cause, or be liable to cause, injury to the Property or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Property; (d) impair or tend to impair the character, reputation or appearance of the Property as a first-class property;
(e) impair or tend to impair the proper and economic maintenance, operation, and repair of the Property and/or its equipment, facilities or systems; or (f) unreasonably annoy, inconvenience or disrupt the operations or tenancies of other tenants or users of the Property, if any, or conflict with other tenants' leases. Landlord represents to Tenant that, to the best of Landlord's knowledge, the permitted uses specified in Section 1.6 do not violate the existing Certificate of Occupancy for the Premises.

     4.2 USE OF COMMON AREAS. As used herein, "Common Areas" shall mean all areas within the Property that are available for the common use of tenants of the Property and that are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable and nondiscriminatory rules and regulations as Landlord may establish from time to time. Tenant shall not interfere with the rights of Landlord, other tenants or
any other person entitled to use the Common Areas.   Landlord, from time to
time, may change any or all of the size, location, nature and use of any of the Common Areas although such changes may result in inconvenience to Tenant, so long as such changes do not materially and adversely affect Tenant's use of the Property. In addition to the foregoing, Landlord may, at any time, temporarily close or suspend access to any Common Areas to perform any acts in the Common Areas as, in Landlord's reasonable judgment, are desirable to improve or maintain the Premises or Property or are required in order to satisfy Landlord's obligations under either or both of Sections 13.2 and 18, provided such does not permanently deny Tenant ingress to or egress from the Premises or result in Tenant having access to less than 160 parking spaces on the Property.

     4.3 SIGNAGE. Tenant shall not affix any sign of any size or character to any portion of the Property, without prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Property caused by, or resulting from, such removal.

     4.4       SECURITY DEPOSIT.  Intentionally deleted.


SECTION 5:  CONDITION AND DELIVERY OF PREMISES

     5.1       CONDITION OF PREMISES.   Tenant agrees that Tenant is familiar
with the condition of the Premises and the Property and (except only for completion by Landlord of the Work Items) Tenant hereby accepts the foregoing on an "AS-IS," "WHERE-IS" basis. Tenant acknowledges that neither Landlord nor Agent nor any representative of Landlord has made any representation as to the condition of the foregoing or (except as may be specifically provided in this Lease) the suitability of the foregoing for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing, and is not relying on any representation of Landlord with respect thereto. Neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in

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consideration of, this Lease, except (a) as set forth in Sections 13.2 and 18, and (b) with respect to any repairs and improvements expressly and specifically described in EXHIBIT "C" attached hereto ("Work Items"). Landlord agrees to enforce, or cause Agent to enforce, upon Tenant's request, all manufacturer's or contractor's warranties, if any, given in connection with the Work Items.
Tenant shall have thirty (30) days after completion of the Work Items to object in writing to Landlord's completion of same; if objection is not timely made, Tenant shall be deemed to have accepted the Work Items on an "as-is", "where-is" basis.

     5.2       DELAY IN COMMENCEMENT.   If possession of the Premises as
specified in Section 2.1(b) is not delivered to Tenant on a timely basis, Tenant shall (as its sole remedy therefor) have the right to terminate this Lease by giving written notice thereof to Landlord within fifteen (15) days after possession was due. If not so terminated, the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant, and the Lease Term shall be extended by a period equal to the number of days of delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month.

SECTION 6:  SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES;
         ATTORNMENT

     6.1 SUBORDINATION OF LEASE. This Lease, and all rights of Tenant hereunder, are subject and subordinate to all ground leases of the Property now or hereafter existing and to all mortgages or trust deeds or deeds of trust (all of which are hereafter referred to collectively as "Mortgages"), that may now or hereafter affect or encumber all or any portion of Landlord's interest in the Property. This subordination shall apply to each and every advance made, or to be made, under such Mortgages; to all renewals, modifications, replacements and extensions of such Mortgages; and to "spreaders" and consolidations of such Mortgages. This Section 6.1 shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall from time to time execute, acknowledge and deliver any instrument that Landlord may from time to time reasonably require in order to evidence or confirm such subordination. If Tenant fails to execute, acknowledge or deliver any such instrument within twenty (20) days after request therefor, Tenant will be in default under this Lease. Tenant acknowledges that this Lease may have been (and, in the future, may be) assigned by Landlord to a Superior Mortgagee (defined below) as additional collateral security for the loans secured by the Superior Mortgage (defined below) held by such Superior Mortgagee. Any ground lease to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Lease", the lessor under a Superior Lease is hereinafter referred to as a "Superior Lessor," and the lessee thereunder, a "Superior Lessee"; and any Mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage," and the holder of a Superior Mortgage is hereinafter referred to as a "Superior Mortgagee." Notwithstanding the foregoing, this Lease may be made senior to the lien of any Superior Mortgage, if and only if the Superior Mortgagee thereunder so requests. Notwithstanding the foregoing to the contrary, (i) Landlord will use commercially reasonable efforts to obtain a non-disturbance agreement in favor of Tenant from Landlord's existing mortgagee of the Property, and (ii) as a condition to Tenant subordinating its interest under this Lease to any future mortgage, Landlord shall obtain a non-disturbance agreement in favor of Tenant, the substance of which shall be subject to Tenant's reasonable approval.

     6.2 NOTICE IN THE EVENT OF DEFAULT. In the event that Landlord breaches or otherwise fails to timely perform any of its obligations under this Lease, Tenant shall give written notice of such alleged breach or default to Landlord and to each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished, in writing, to Tenant, whereupon any or all of Landlord, a Superior Mortgagee or Superior Lessor may remedy or cure such breach or default within thirty (30) days following the giving of such notice; provided, however, that such thirty (30)-day cure period shall be automatically extended in the event that the breach or default cannot, by its nature, be cured within thirty (30) days and one or more of Landlord, the Superior Mortgagee or the Superior Lessor is diligently proceeding to cure such default.

     6.3 SUCCESSOR LANDLORD. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord hereunder, then, at the request of such party (hereinafter referred to as "Successor Landlord"), Tenant shall attorn to and recognize each Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to further evidence such attornment, provided that the Successor Landlord agrees in writing to recognize this Lease and not to disturb Tenant's possession of the Premises so long as Tenant is not in default under this Lease. Tenant hereby acknowledges that in the event of such succession, then from and after the date on which the Successor Landlord acquires Landlord's rights and interest under this Lease (the "Succession Date"), the rights and remedies available to Tenant under this Lease with respect to any obligations of any Successor Landlord shall be limited to the equity interest of the Successor Landlord in the Property; and the Successor Landlord shall not (a) be liable for any act, omission or default of Landlord or other prior lessor under this Lease if and to the extent that such act, omission or default occurs prior to the Succession Date; (b) except as required under Sections 13.2 and 18 of this Lease, be required to make or complete any tenant improvements or capital improvements, or to repair, restore, rebuild or replace the Premises or any part thereof in the event of damage, casualty or condemnation; or (c) be required to pay any amounts to

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Tenant that are due and payable, under the express terms of this Lease, prior to the Succession Date. Additionally, from and after the Succession Date, Tenant's obligation to pay Rent (as provided in Sections 2 and 3 hereof) shall not be subject to any abatement, deduction, set-off or counterclaim against the Successor Landlord that arises as a result of, or due to, a default of Landlord or any other lessor that occurs prior to the Succession Date. Moreover, no Successor Landlord shall be bound by any advance payments of Rent made prior to the calendar month in which the Succession Date occurs, nor by any Security that is not actually delivered to, and received by, the Successor Landlord. Notwithstanding the foregoing provisions of this Section 6.3 to the contrary, a Successor Landlord shall have liability for completion of the Work Items in accordance with Section 5.1 and the payment to Tenant of the Construction Allowance in accordance with Rider No. 1, to the extent Landlord has not done so prior to the Succession Date.

SECTION 7:  QUIET ENJOYMENT

     Subject to the provisions of this Lease, so long as Tenant duly pays all of the Rent and duly performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord. This covenant shall be construed as a covenant running with the Property and is not a personal covenant of Landlord.

SECTION 8:  ASSIGNMENT, SUBLETTING AND MORTGAGING

     8.1 PROHIBITION. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant's reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use set forth in Section 4 above; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease; (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent as to (a) and (b) shall not be unreasonably withheld and as to (c) may be given or withheld in Landlord's sole and absolute discretion. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void and of no legal force and effect. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord's written approval shall be required in all such instances. Any consent by Landlord to any assignment or sublease shall not be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease. In the event that Landlord elects to reject any proposed sublease or assignment, the Tenant's sole and exclusive remedy shall be to seek a declaratory judgment against Landlord so as to enable Tenant to avoid a termination of this Lease. Any violation of the provisions of this
Section 8.1 shall constitute a default under this Lease.

     8.2 RIGHTS OF LANDLORD. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights and without being deemed to have consented thereto), collect Rent from the assignee, subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8. With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations (whether cash or non-cash) received under any sublease by Tenant is greater than the total Base Rent and Additional Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Landlord fifty percent (50%) of such excess as received from any subtenant and such amount shall be deemed a component of the Additional Rent under this Lease.

     8.3 PERMITTED TRANSFERS. The provisions of Section 8.1(a) shall apply to a transfer of a majority of the voting stock of Tenant or to any other change in voting control of Tenant (if Tenant is a corporation), or to a transfer of a majority of the general partnership interests in Tenant or managerial control of Tenant (if Tenant is a partnership), or to any comparable transaction involving any other form of business entity, whether effectuated in one (1) or more transactions, as if such transfer were an assignment of this Lease; but such provisions shall not apply to a transfer to a corporation into or with which Tenant is merged or consolidated, or to which substantially all of Tenant's assets are transferred, or to any corporation that controls or is controlled by Tenant, or is under common control with Tenant, provided in any of such events (a) the successor to Tenant has a net worth (computed in accordance with generally accepted accounting principles), at least equal to the greater of
(i) the net worth of Tenant immediately prior to such merger, consolidation or transfer or (ii) the net worth of Tenant on the date of this Lease AND (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. Any such permitted transferee shall execute and deliver to

Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Notwithstanding the foregoing to the contrary, any sale, transfer or issuance of voting capital stock of Tenant not in connection with a merger, consolidation or asset transfer shall not be deemed an assignment of this Lease.

SECTION 9:  COMPLIANCE WITH LAWS

     If any license or permit is required for the conduct of Tenant's business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain in good standing and renew such license or permit. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any governmental or administrative authority with respect to the Premises or the use or occupation thereof. Tenant shall, at Tenant's expense, comply with all laws and requirements of any governmental or administrative authorities that impose any duty on Landlord, Agent or Tenant arising from Tenant's actions regarding its business operations or use of the Premises, and Tenant shall pay all expenses, fines and damages that are imposed upon any or all of Landlord, Agent, any Superior Lessee, Superior Lessor or Superior Mortgagee, by reason or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section.

SECTION 10:  INSURANCE

     10.1 TENANT ACTIVITIES. Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy issued in respect of any or all of the Property, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, that would: (a) subject any or all of Landlord, Agent, any Superior Lessor, any Superior Lessee or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage; (b) result in insurance companies of good standing refusing to insure (or imposing special conditions on insuring) any or all of the Property and the property therein, in amounts reasonably satisfactory to Landlord; or (c) result in the cancellation of (or the assertion of any defense by the insurer, in whole or in part, to claims under) any policy of insurance with respect to any or all of the Property and the property therein.

     10.2 INSURANCE TO BE MAINTAINED BY TENANT. Tenant shall, at its sole cost and expense, at all times during the Term and any extensions thereof (plus any period beyond the Expiration Date of the Lease term that Tenant remains in possession of the Premises), obtain and pay for and maintain in full force and effect the insurance policy or policies described in EXHIBIT D attached hereto. Certified copies of all insurance policies required pursuant to this Lease (or certificates thereof, in form and substance acceptable to Landlord), shall be delivered to Landlord not less than ten (10) days prior to the Commencement Date. If Tenant fails to submit such policies or certificates to Landlord within the specified time, or otherwise fails to obtain and maintain insurance coverages in accordance with this Section 10.2, then Landlord, at Landlord's sole option, may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, Tenant. Tenant shall reimburse Landlord for such amounts upon demand, it being understood that any such sums for which Tenant is required to reimburse Landlord shall constitute Additional Rent.

     10.3      INSURANCE TO BE MAINTAINED BY LANDLORD.  Landlord shall maintain
(a) "All-risk" property insurance covering the Property (at its replacement cost), but excluding Tenant's Property, and (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Property and otherwise resulting from any acts and operations of Landlord, its agents and employees, each of the above with limits that are required by any lender(s) of Landlord, or as are otherwise reasonably determined by Landlord (collectively, "Landlord's Policies").

     10.4 MUTUAL WAIVER OF SUBROGATION. None of Landlord, Agent or Tenant shall be liable to one another or to any insurance company by way of subrogation or otherwise insuring any such party for any loss or damage to the Building, the Premises, the Property, the structure of the Building, other tangible property located on the Property or in the Building, or any resulting loss of income, despite the fact that such loss or damage might have been occasioned by the negligence or misconduct of such party, its agents or employees, provided and to the extent that any such loss or damage would be covered by insurance that the party suffering the loss is required to maintain pursuant to the terms of this Lease. Each of Landlord, Agent and Tenant shall secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the Property, the Building, the Premises and the personal property, fixtures, and equipment located therein or thereon, pursuant to which the insurance company consents to such waiver or right of recovery. The waiver of right of recover set forth above in this Section 10.4 shall extend to Landlord, Agent, Tenant, and their respective agents and employees.

SECTION 11:  ALTERATIONS

     11.1 PROCEDURAL REQUIREMENTS. Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as "Alterations"), provided that Tenant first obtains the written consent of Landlord in each instance, except that no written consent will be required for nonstructural alterations not requiring any roof or wall penetrations the cost for which does not exceed $25,000 in any one instance, and up to a maximum cost of $75,000 in any one calendar year. Landlord's consent to Alterations shall not be unreasonably withheld, provided that: (a) the Alterations are non-structural and the structural integrity of the Property shall not be affected;
(b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning ("HVAC"), sanitary and other service systems of the Property shall not be affected and the usage of such systems by Tenant shall not be increased;
(d) the Alterations have no effect on other leased premises in the Property; (e) Tenant shall have appropriate insurance coverage reasonably satisfactory to Landlord regarding the performance and installation of the Alterations; (f) the Alterations shall conform with all other requirements of this Lease; and (g) Tenant shall have provided Landlord with detailed plans (the "Plans") for such Alterations in advance of requesting Landlord's consent. Additionally, after obtaining Landlord's preliminary consent to the Plans, but before proceeding with any Alterations, Tenant shall, at its expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and shall submit to Agent, for Landlord's written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received said approval. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any Alterations at the Premises, and Landlord may elect to record and post notices of non-responsibility at the Premises.

     11.2 PERFORMANCE OF ALTERATIONS. Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities, and with Landlord's reasonable and nondiscriminatory rules and regulations or any other restrictions that Landlord or Agent may impose on the Alterations. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Property established
by  Landlord or Agent.   Tenant's agents, contractors, workmen, mechanics,
suppliers and invitees shall work in harmony, and not interfere with, Landlord and its agents and contractors (if any) or with any other tenants or occupants of the Property. Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and shall provide Landlord with "as built" plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. Upon completion of any Alterations, Tenant shall provide Landlord with a schematic drawing incorporating the Alterations into the Premises and, if required, a new or amended certificate of occupancy for the Premises.

     11.3 LIEN PROHIBITION. Tenant shall pay when due all claims for labor and material furnished to the Premises in connection with the Alterations. Tenant shall not permit any mechanics or materialmen's liens to attach to the Premises, the Property, or Tenant's leasehold estate. Tenant, at its expense, shall procure the satisfaction or discharge of record (or shall bond over such liens pursuant to statute) of all such liens and encumbrances within thirty (30) days after the filing thereof. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in Section 22.3 below, which expenses shall include reasonable fees of attorneys of Landlord's choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises or the Property. Any sums due from Tenant pursuant to the preceding sentence shall constitute Additional Rent under this Lease.


SECTION 12:  LANDLORD'S AND TENANT'S PROPERTY

     12.1 LANDLORD'S PROPERTY. Subject to Section 12.2 below, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the "Landlord's Property"), without compensation or credit to Tenant; and shall not be removed by Tenant unless Landlord requests their removal. Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels (other than Tenant's backup generators), lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other heating or air conditioning equipment, fencing or security gates, or other similar building operating equipment and decorations.

     12.2 TENANT'S PROPERTY. All movable non-structural partitions, business and trade fixtures, machinery and equipment, including Tenant's distribution equipment, satellite dish, backup generators, communications equipment and office equipment, whether or not attached to, or built into, the Premises, which are installed in the Premises by, or for the account of, Tenant without expense to Landlord and that can be removed without structural damage to the Property, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the "Tenant's Property") shall be and shall remain the property of

Tenant and may be removed by Tenant at any time during the Term, provided Tenant repairs or pays the cost of repairing any damage to the Premises or to the Property resulting from the installation and/or removal thereof.

     12.3 REMOVAL OF TENANT'S PROPERTY. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items thereof as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Property resulting from any installation and/or removal of Tenant's Property (reasonable and normal wear and tear excepted). Any other items of Tenant's Property that shall remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord's sole and absolute discretion and without accountability, at Tenant's expense.

SECTION 13:  REPAIRS AND MAINTENANCE

     13.1 TENANT REPAIRS AND MAINTENANCE. Except only for repairs required as a result of the negligent acts or omissions of Landlord or its agents, employees or contractors while on the Property, Tenant shall, at its expense, throughout the Term, maintain and preserve, in first-class condition, the Premises and the fixtures and appurtenances therein (including, but not limited to, the Premises' plumbing and HVAC systems, and excluding, however, those components of the Premises for which Landlord is expressly responsible under
Section 13.2). Tenant shall enter into a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems of the Premises. Tenant shall also be responsible for all repairs and replacements (whether structural or non-structural; interior or exterior; and ordinary or extraordinary), in and to the Premises and the Property and the facilities and systems thereof, if and to the extent that the need for such repairs or replacements arises directly or indirectly from (a) the performance or existence of any Alterations, (b) the installation, use or operation of Tenant's Property in the Premises, (c) the moving of Tenant's Property in or out of the Premises and/or the Property, or (d) any act, omission, misuse, or neglect of Tenant or any of its subtenants or its or their respective employees, agents, contractors, invitees, or others entering into the Premises by act or omission of Tenant or any subtenant. Without limiting the generality of the foregoing, except only for reasonable and normal wear and tear and repairs required as a result of the negligent acts or omissions of Landlord or its agents, employees or contractors while on the Property, Tenant, at its expense, shall promptly replace or repair all scratched, damaged, or broken doors and glass in and about the Premises and floor coverings in the Premises and repair and maintain all sanitary and electrical fixtures therein. Any repairs or replacements required to be made by Tenant to the mechanical, electrical, sanitary, HVAC, or other systems of the Premises shall be performed by appropriately licensed contractors. All such repairs or replacements shall be subject to the supervision and control of Landlord or Agent, and all repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced.

     13.2 LANDLORD REPAIRS. Notwithstanding anything contained herein to the contrary, Landlord (and not Tenant) shall be responsible for the repair, replacement and restoration of the foundation, exterior and interior load-bearing walls, roof structure and roof covering and tuckpointing of the Property (the cost for which shall be an Operating Expense under this Lease provided it is a noncapital expenditure); provided, however, that in the event that any such repair, replacement or restoration is necessitated by any or all of the matters set forth in Clauses 13.1(a), (b), (c) or (d) [collectively, "Tenant Necessitated Repairs"], and provided further that Tenant fails to commence or complete such repairs, replacements or restorations within 30 days after notice from Landlord or if Tenant fails to diligently pursue the completion of such repairs, replacements or restoration, then Tenant shall be required to reimburse Landlord for all costs and expenses that Landlord incurs in order to perform such Tenant Necessitated Repairs, and such reimbursement shall be paid, in full, within ten (10) days after Landlord's delivery of demand therefor. Landlord agrees to commence the repairs, replacements or restoration described in this
Section 13.2 within a reasonable period of time after receiving from Tenant written notice of the need for such repairs.

     13.3 TENANT EQUIPMENT. Tenant shall not place a load upon any floor of the Premises that exceeds either the load per square foot that such floor was designed to carry or that which is allowed by law. Business machines and mechanical equipment belonging to Tenant that cause noise or vibrations that may be transmitted to the structure of the Property or to the Premises to such a degree as to be objectionable or of concern to Landlord shall, at Tenant's expense, be placed and maintained by Tenant in settings or cork, rubber or spring-type vibration eliminators sufficient to eliminate such noise or vibration.

SECTION 14:  UTILITIES

     14.1 PURCHASING UTILITIES. Tenant shall purchase all utility services from the utility or municipality providing such service; shall provide for scavenger, cleaning and extermination services; and shall pay for such services when payments are due. Unless expressly provided to the contrary in this Lease, Tenant shall be solely responsible for the installation, repair, maintenance and replacement of any meters necessary in connection with such services. Tenant shall pay when due all charges for utility services billed or metered directly to the Premises; provided, however, for the month of April, 1997, Tenant shall be directly responsible for paying that percentage of the gas and electric utility charges directly metered to the 100,000 square foot suite in which the Initial Occupancy Area is located as is determined by the following formula: (50,000 SF minus new mezzanine office area SF) divided by 100,000 SF; and provided, further, however, that from May 1, 1997 until the date the Premises are separately metered as a single unit for gas and electric utility service, Tenant shall be directly responsible for paying all gas and electric utility charges directly metered to the 100,000 square foot suite in which the Initial Occupancy Area is located.

     14.2 USE OF ELECTRICAL ENERGY BY TENANT. Tenant's use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (i) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (ii) the Property's HVAC systems.

SECTION 15:  INVOLUNTARY CESSATION OF SERVICES

     Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to stop service of the HVAC, electric, sanitary, elevator (if any), or other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord or Agent in good faith deems necessary or (ii) any other cause beyond Landlord's reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises or to the Property that occurs as a result of causes beyond Landlord's or Agent's reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, including, but not limited to, the obligation to pay Rent.

SECTION 16:  LANDLORD'S RIGHTS

     16.1 LANDLORD'S RIGHTS OF ACCESS. Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times during business hours and upon twenty four (24) hours notice to Tenant (except that no notice will be required in the case of an emergency) (a) to examine and inspect the Premises and to show them to actual and prospective Superior Parties or prospective purchasers or mortgagees of the Property or providers of capital to Landlord and its affiliates and all consultants and advisors relating thereto; and (b) to make such repairs, alterations, additions and improvements in or to the Premises and/or the Property or its facilities and equipment as Landlord is required or desires to make. Landlord and Agent shall be allowed to take all materials into and upon the Premises that may be required in connection with any repairs, alterations, additions or improvements, without any liability to Tenant and without any reduction or modification of Tenant's covenants and obligations hereunder. During the period of six (6) months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants. In the exercise of each of the foregoing rights, Landlord shall give Tenant reasonable prior notice of its entry, except in the case of emergency. Nothing set forth above implies obligations of improvement beyond the Work Items per EXHIBIT C.

     16.2 OTHER LANDLORD RIGHTS. Landlord and Agent shall have the following rights exercisable, without notice and without liability to Tenant, for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of rent: (i) to designate and/or approve, prior to installation, all types of signs; (ii) to sell or otherwise transfer or dispose of the Property, and assign and pass through all of Landlord's obligations hereunder to the new owner; (iii) to have pass keys, access cards, or both, to the Premises; and (iv) to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises for more than thirty (30) days or with no intention of reoccupying the Premises. Notwithstanding any provision to the contrary in this Section 16, if the work performed or actions taken by Landlord under this Section 16 render the Premises untenantable, then Base Rent and Additional Rent will be abated until such time as the Premises are again made tenantable.

SECTION 17:  NON-LIABILITY AND INDEMNIFICATION

     17.1 NON-LIABILITY. Except as provided in this Lease, none of Landlord, Agent, any other managing agent, Superior Parties, or their respective affiliates, owners, partners, directors, officers, agents and employees (collectively, "Landlord Affiliates") shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, none of Landlord, Agent, any other managing agent, Superior Parties, or their respective partners, directors, officers, agents and employees shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the Property, or caused by operations in construction of any private, public or quasi-public work; or (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; provided, however, that in any event for which insurance coverage is available through the insurance policies that Landlord is required to maintain pursuant to Section
10.3 ("Landlord's Policies"), Landlord hereby covenants and agrees that it shall file an insurance claim and pursue the processing of that claim and the payment of the applicable insurance proceeds with due diligence and in good faith.

     17.2 TENANT INDEMNIFICATION. (a) Except only for the negligent acts or omissions of Landlord or its agents, employees or contractors while on the Property, Tenant hereby indemnifies, defends, and holds Landlord and all Landlord Affiliates harmless from and against any and all claims, causes of action, liabilities, damages, costs, losses and expenses (including, but not limited to reasonable legal, engineering and consulting fees of engineers, attorneys and consultants selected by Landlord) arising from or in connection with (a) the conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created (other than by Landlord) in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises, including any and all mechanics and other liens and encumbrances (except only for work performed by Landlord); (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or their partners, directors, officers, agents, employees, invitees or contractors; (c) any accident, injury or damage whatsoever (unless caused by Landlord's negligence) occurring in, at or upon the Premises; (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; (e) any breach by Tenant of any of its warranties and representations under this Lease; and (f) any actions necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code (collectively, "Tenant's Indemnified Matters"). In case any action or proceeding is brought against Landlord or any Landlord Affiliate by reason of any such claim, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party, shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord or such Superior Lessor or Superior Mortgagee.

        (b) Landlord agrees to indemnify, defend and hold Tenant harmless from and against all claims, demands and suits at law and in equity (excluding consequential and exemplary damages, but including reasonable attorneys' fees and court costs), resulting from the negligent acts or omissions of Landlord or its agents, employees or contractors while on the Property.

     17.3 FORCE MAJEURE. The obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (a) Landlord's failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Property, beyond Landlord's reasonable control. Unless caused by the negligent acts or omissions of Landlord or its agents, employees or contractors while on the Property, Tenant shall not hold Landlord or Agent liable for any latent defect in the Premises or the Property, nor shall Landlord be liable for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Property, or from the pipes, appliances or plumbing work of the same, nor shall Landlord or Agent be liable to Tenant or any third party for any loss of, destruction of, damage to or shortage of any property; including, but not limited to, Tenant's Property.

     17.4 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any Successor Landlord hereunder) to Tenant shall be limited to the interest of Landlord in the Property, and Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any
judgment or deficiency.   In addition, Tenant acknowledges that Agent is acting
solely in its capacity as agent for Landlord and, shall not be liable for any obligations, liabilities, losses or damages arising out of or in connection with this Lease, all of which are expressly waived by Tenant.

SECTION 18:  DAMAGE OR DESTRUCTION

     18.1 NOTIFICATION. Tenant shall give prompt notice to Landlord and Agent of (a) any occurrence in or about the Premises or the Property for which Landlord or Agent might be liable, (b) any fire or other casualty to the Premises or the Property, (c) any damage to, or defect in, the Premises or the Property, for the repair of which Landlord or Agent might be responsible, and
(d) any damage to or defect in any part or appurtenance of the Property's sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof.

     18.2 REPAIR PROVISIONS. Subject to the provisions of Section 18.4 below, if the Property or the Premises are damaged by fire or other insured casualty, Landlord shall repair or cause Agent to repair the damage and restore and rebuild the Property and/or the Premises (except for Tenant's Property) with reasonable dispatch after (a) notice to it of the damage or destruction and (b) the collection of the insurance proceeds attributable to such damage, and Tenant shall repair the damage to and restore and repair Tenant's Property, with reasonable dispatch after such damage or destruction. Such work by Tenant shall be deemed Alterations for the purposes of this Lease.

     18.3 RENTAL ABATEMENT. If (a) the Property is damaged by fire or other casualty thereby causing the Premises to be inaccessible or (b) the Premises are partially damaged by fire or other casualty, the Base Rent and the Additional Rent shall be abated in the amount of any rent loss insurance proceeds actually collected by Landlord on account of such damage.

     18.4 TOTAL DESTRUCTION. If the Property or the Premises shall be totally destroyed by fire or other casualty, or if the Property shall be so damaged by fire or other casualty that (in the opinion of a reputable contractor or architect designated by Landlord) (i) its repair or restoration requires more than one hundred eighty (180) days or (ii) such repair or restoration requires the expenditure of more than fifty percent (50%) of the full insurable value of the Property immediately prior to the casualty or (iii) the damage is less than the amount stated in (ii) above and materially and adversely affects Tenant's operations at the Premises but occurs during the last year of Lease Term, Landlord and Tenant shall each have the option to terminate this Lease within five (5) days after the contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises or the Property by Landlord. In such event, the termination shall be effective as of the 180th date after the date on which the
casualty occurs.   For purposes of this Section 18.4 only, "full insurable
value" shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

     18.5 REPAIR OR RESTORATION. Subject to the provisions of Section 18.4 above, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Property pursuant to this Section. Landlord or Agent shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days.

     18.6 LIABILITY OF TENANT. Notwithstanding any of the foregoing provisions of this Section, if by reason of any act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents, or contractors, Landlord, any Superior Party, or other appropriate party shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Premises or the Property by fire or other casualty (the "Insurance Proceeds"), then, without prejudice to any other remedies that may be available against Tenant, there shall be no abatement or reduction of the Base Rent or Additional Rent notwithstanding lack of usability. Further, if and to the extent that, as a result of or due to or because of any act or omission by any or all of Tenant, its agents, employees, invitees and representatives, Landlord, any Superior Party or any other appropriate party is unable to collect all of the Insurance Proceeds, then Tenant shall be liable to Landlord for the payment of an amount equal to that portion of the Insurance Proceeds that Landlord, any Superior Party or any other appropriate party is unable to collect.

SECTION 19:  EMINENT DOMAIN

     19.1 TOTAL CONDEMNATION. If, in Landlord's reasonable opinion, the whole of the Property or the Premises, or if any part of the Property that materially affects Tenant's use and occupancy of the Premises, shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called "Date of the Taking"), and the Base Rent and Additional Rent shall be prorated and adjusted as of such date.

     19.2 AWARD. Landlord shall be entitled to receive the entire award or payment in connection with any taking; provided, however, Tenant shall have the right to separately pursue, against the condemning authority, an award in respect of the loss, if any, to leasehold improvements or other interest of Tenant in the Premises paid for by Tenant, without any credit or allowance from Landlord and further provided that such separate award does not diminish or interfere with Landlord's pursuit of its own award.

     19.3 COMPENSATION TO TENANT FOR TEMPORARY USE. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion that represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such taking, and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay, in full, the Base Rent and Additional Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award that represents compensation for the use and occupancy of the Premises (or a part thereof) shall be prorated between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Base Rent and Additional Rent have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Base Rent and Additional Rent becoming due. Notwithstanding the foregoing provisions of this Section 19.3 to the contrary, if the temporary use is in excess of 90 days, then Tenant will within 30 days thereafter have the option to terminate this Lease upon at least 30 days' advance written notice to Landlord.

     19.4 PARTIAL OR TEMPORARY TAKING. Subject to the rights of any Superior Mortgagee or Superior Lessor, and other parties having rights to condemnation proceeds, in the event of any taking of less than the whole of the Property, which taking does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises, or other partial taking of the Premises, that does not result in a termination of this Lease: (a) Landlord, at its expense, and provided that a condemnation award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Property and the Premises (other than those parts of the Premises that are Tenant's Property) to substantially their former condition, to the extent that the same is feasible (subject to those changes which Landlord reasonably deems desirable, and to building and other governmental codes and regulations) and so as to constitute a complete and tenantable Property and Premises, and (b) Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair Tenant's Property, to substantially its former condition, to the extent feasible, subject to such reasonable changes as Landlord and Tenant shall agree upon, in writing. Such work by Tenant shall be deemed Alterations. Furthermore, in the event of a partial taking of the Premises that does not result in a termination of this Lease, the Base Rent and Additional Rent due hereunder shall be reduced in a proportionate amount, based upon the proportion that the area that has been taken bears to the total area of the Premises. Such reduction shall be effective from the date on which the partial taking occurs until the date, if any, on which the partial taking terminates and the Premises have been restored in accordance with the terms of this Lease.

SECTION 20:  SURRENDER AND HOLDOVER

     On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, (a) Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and (b) Tenant shall remove all of Tenant's Property therefrom, except as otherwise expressly provided in this Lease. The obligations imposed under the preceding sentence shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant's right to possession: (a) Tenant shall be deemed a tenant-at-will; (b) Tenant shall pay one hundred fifty percent (150%) of the aggregate of the Base Rent and Additional Rent last prevailing hereunder, and also shall pay all direct damages sustained by Landlord, by reason of such remaining in possession after the expiration or termination of this Lease; (c) there shall be no renewal or extension of this Lease by operation of law; and
(d) the tenancy-at-will may be immediately (or any longer period specified by
Landlord in the notice) terminated by written notice from Landlord.   The
provisions of this Section 20 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

SECTION 21:  EVENTS OF DEFAULT

     21.1 BANKRUPTCY OF TENANT. It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition is filed against Tenant under any state or federal bankruptcy or insolvency law and is not discharged within 60 days after filing, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

     21.2 DEFAULT PROVISIONS. Each of the following shall constitute a default by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment within seven (7) days of the date when due hereunder (provided, however, that for the first occurrence within any period of twelve (12) consecutive months of a failure by Tenant to pay Rent or another payment under this Lease on or before the due date therefor as specified in this Lease, Tenant will not be in default under this Lease unless Tenant's failure to pay such Rent or other payment continues for more than seven (7) days after written notice of the failure is given to Tenant); or (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease for a period of thirty (30) days after Landlord's delivery to Tenant of written notice of such default under this subsection 21.2(b); provided, however, that if the default cannot, by its nature, be cured within such thirty (30) day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial thirty
(30) day cure period, then Landlord shall not exercise its remedies under
Section 22 unless such default remains uncured for more than sixty (60) days after Landlord's initial delivery to Tenant of notice of such default.

SECTION 22:  RIGHTS AND REMEDIES

     22.1 LANDLORD'S CURE RIGHTS UPON DEFAULT OF TENANT. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant upon compliance with any notice requirements and cure periods set forth in Subsection 21.2.

     22.2 LANDLORD'S REMEDIES. In the event of any default by Tenant under this Lease, Landlord, at its option, and after the proper notice and cure period, if any, as provided in Section 21.2 has expired, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, or otherwise at law or in equity: (a) terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including, without limitation, accelerated Base Rent and Additional Rent attributable to the balance of the Term (discounted to present value if recovered and paid in a single lump sum), and all Landlord's expenses of reletting the Premises (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions), or (b) terminate Tenant's right of possession of the Premises without terminating this Lease; provided, however, that Landlord shall use its reasonable efforts, whether Landlord elects to proceed under Subsections (a) or
(b) above, to relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord. If Landlord shall elect to pursue its rights and remedies under Subsection (b), then Landlord shall at any time have the further right and remedy to rescind such election and pursue its rights and remedies under Subsection (a), including but not limited to such time as Landlord has obtained a tenant to relet the Premises, which, in Landlord's reasonable judgment, is a suitable tenant. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent deemed necessary by Landlord, in its sole and absolute discretion. If Landlord fails to relet the Premises or if the Premises are relet and a sufficient sum is not realized therefrom, after payment of all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions), to satisfy the payment, when due, of Base Rent and Additional Rent reserved under this Lease for any monthly period, then Tenant shall pay to Landlord a sum equal to the accelerated amount of Base Rent and Additional Rent due under this Lease attributable to the balance of the Term (discounted to present value if recovered and paid in a single lump sum), or if the Premises have been relet, Tenant shall pay any such deficiency monthly. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. In the event Landlord elects, pursuant to Subsection (b) of this Section 22.2, to terminate Tenant's right of possession only, without terminating this Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's Property, Tenant's signs and other evidences of tenancy, and take and hold possession thereof, as provided in Section 20 hereof; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Base Rent and Additional Rent reserved hereunder for the full Term, or from any other obligation of Tenant under this Lease. Any and all property that may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall at Landlord's option be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale. If Landlord elects such option, then Landlord agrees to use commercially reasonable efforts to sell such property of Tenant (either by public or private sale), and the net proceeds realized from the sale (after deducting Landlord's costs and expenses of storage and of organizing, advertising and completing the sale) shall be applied against the sums owing by Tenant to Landlord under this Lease. Tenant agrees to sign such instruments of conveyance as may be necessary to complete any such sale(s), notwithstanding that all of Tenant's rights to and interests in such property will conclusively be deemed to have been conveyed to Landlord by the express terms of this Lease.

     22.3      ADDITIONAL RIGHTS OF LANDLORD.     Any and all costs, expenses
and disbursements, of any kind or nature, incurred by Landlord or Agent in connection with the enforcement of any and all of the terms and provisions of this Lease, including reasonable attorneys' fees (through all appellate proceedings), shall be due and payable (as Additional Rent) upon Landlord's submission of an invoice therefor. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord within seven (7) days of the date when due hereunder, shall bear interest at the rate of three percent (3%) per annum above the "prime" or "reference" or "base" rate of interest publicly announced as such, from time to time, by The First National Bank of Chicago, from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord's or Agent's submission of an invoice therefor. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the Expiration Date, nor limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder by Tenant. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

     22.4 EVENT OF BANKRUPTCY. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

        (a) "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three (3) times the then-current Base Rent payable hereunder.

        (b) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

        (c) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code.

        (d) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

SECTION 23:  BROKER

     Tenant covenants, warrants and represents that the broker set forth in
Section 1.8(A) was the only broker to represent Tenant in the negotiation of this Lease ("Tenant's Broker"). Landlord covenants, warrants and represents that the broker set forth in Section 1.8(B) was the only broker to represent Landlord in the negotiation of this Lease ("Landlord's Broker"). Landlord shall be solely responsible for paying the commissions of Landlord's Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder's fees or claims therefor by a party (other than Tenant's Broker and Landlord's Broker) claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

SECTION 24:  ESTOPPEL CERTIFICATES

     Tenant shall, from time to time and within twenty (20) days after any request by Landlord, execute and deliver to Landlord (and to any existing or prospective mortgage lender, ground lessor, or purchaser designated by Landlord), a statement: (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) certifying the dates to which the Base Rent and Additional Rent have been paid;
(iii) stating whether Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default; (iv) stating whether any event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event; and (v) stating whether any rights of Tenant (E.G., options) have been waived. Any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom Landlord may be dealing, regardless of independent investigation. Tenant also shall include in any such statements such other information concerning this Lease as Landlord or Agent may reasonably request including, but not limited to, the amount of Base Rent and Additional Rent under this Lease, and whether Landlord has completed all (if any) improvements to the Premises required under this Lease.

SECTION 25:  HAZARDOUS SUBSTANCES

     25.1 DEFINITIONS. For purposes of this Section 25, "hazardous substance" means any matter regulated under the Resources Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 52 U.S.C. Section 9601 ET SEQ., applicable state or local law, or any substance or matter giving rise to liability under any common law theory based on nuisance or strict liability (the foregoing laws being referred to herein as "Environmental Laws"). For purposes of this Article 25, "Landlord's Environmental Liability" means: any and all losses, liabilities, obligations, penalties, claims, fines, lost profits, demands, litigation, defenses, costs, judgments, suits, proceedings, damages (including consequential, punitive and exemplary damages), disbursements or expenses of any kind or nature whatsoever (including attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against, settling or prosecuting any suit, litigation, claim or proceeding) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Landlord or any of Landlord's parent and subsidiary corporations and their affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from: (i) any hazardous substance used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled on, in or under all or any portion of the Property, or any surrounding areas; (ii) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in this Section 25; (iii) any violation, liability or claim of violation or liability under any Environmental Laws; or (iv) the imposition of any lien for damages caused by, or the recovery of any costs incurred for the cleanup of, any release or threatened release of hazardous substance.

     25.2 PROHIBITION. Tenant shall not conduct or authorize the generation, transportation, storage, use, treatment or disposal on or in the Property or any portion of the Property, of any hazardous substance without prior written authorization by Landlord (and then only to the extent specifically authorized by Landlord), which authorization may be given or withheld in Landlord's sole and absolute discretion, and Tenant's failure to comply with the provisions of this Section 25.2 shall constitute a default under this Lease. Notwithstanding the preceding sentence, Landlord hereby authorizes Tenant to use and store reasonable quantities of the following in the Property, in accordance with all applicable laws and regulations: paints; oils; material utilized in printing operations; and materials utilized in the normal course of Tenant's repair and maintenance of the Property. No such purported authorization shall be binding on Landlord unless signed by Landlord and not solely by Agent.

     25.3 PERMITTED ACTIVITIES. If Landlord expressly authorizes Tenant, in writing, to generate, transport, store, treat or dispose of any hazardous substance on the Property, or on or in any portion of the Property: (i) Tenant shall, at its own cost, comply with all laws (federal, state or local) relating to hazardous substance, including, but not limited to, RCRA and CERCLA; (ii) Tenant shall promptly provide Agent copies of all communications, permits or agreements with any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, placement on or in the Property or any portion of the Property, or the generation, transportation, storage, use, treatment, or disposal at the Premises, of any hazardous substance; (iii) Landlord, Agent and their respective agents and employees shall have the right to enter the Premises and/or conduct appropriate tests for the purposes of ascertaining Tenant compliance with all applicable laws, rules or permits relating in any way to the presence of hazardous substances on the Property or any portion thereof; and
(iv) Upon written request by Landlord or Agent, Tenant shall provide Landlord with the results of appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable laws, rules or permits relating in any way to the presence of hazardous substances on the Property or any portion thereof.

     25.4 REMEDIAL ACTION. If the presence, release, threat of release, placement on or in the Property or any portion thereof, or the generation, transportation, storage, use, treatment, or disposal at the Property or any portion thereof of any hazardous substance by (or under the direction, supervision or control of) Tenant or any parent, subsidiary, affiliate, agent, employee, representative, customer, supplier, invitee, licensee, contractor, subcontractor, assignee or subtenant of Tenant: (i) gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under RCRA, CERCLA, any state or local law, rule or statute, or any common law theory based on nuisance or strict liability, (ii) causes an adverse public health effect, or (iii) pollutes, or threatens to pollute, the environment, Tenant, at its sole cost and expense, shall promptly take any and all remedial and removal action necessary to clean up the Property or any portion thereof, and mitigate exposure to liability arising from the hazardous substance, regardless of whether required by law.

     25.5 INDEMNITY AND RELEASE. Tenant shall and does hereby protect, indemnify, defend (at trial and appellate levels and with counsel, experts and consultants acceptable to Landlord and at Tenant's sole cost) and hold Landlord and its Affiliates free and harmless from and against any loss, cost or expense incurred by Landlord and resulting wholly or in part from Tenant's breach of its obligations under this Section 25 (collectively, "Tenant's Indemnification Obligations"). Tenant's Indemnification Obligations shall survive in perpetuity with respect to any Landlord's Environmental Liability. The foregoing indemnity and Tenant's other obligations under this Section 25 shall survive the expiration or termination of this Lease for any reason.

     25.6 LANDLORD'S INDEMNITY. Landlord shall and hereby does defend, indemnify, and hold Tenant harmless from and against any and all expenses, losses and liabilities incurred by Tenant (with the exception of consequential and exemplary damages and those expenses, losses, and liabilities arising from Tenant's own acts or omissions or the acts or omissions of any parent, subsidiary, affiliate, customer, licensee, invitee, agent, employee, representative, supplier, contractor, subcontractor, assignee or subtenant of Tenant or anyone acting under their direction, supervision or control), by reason of Landlord's storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal of any hazardous substance (whether accidental, intentional, or negligent) at or from the Premises. Tenant shall promptly notify Landlord of any action or investigation under which the foregoing indemnity may arise and shall consult and cooperate with Landlord during the pendency of any proceeding, investigation or remediation related thereto. Landlord shall assume the defense of any such discretion with regard to selection of counsel and all aspects of the action, investigation, proceeding and remediation. The indemnity contained in this
Section 25.6 shall survive the termination or expiration of this Lease.

SECTION 26:  MISCELLANEOUS

     26.1 MERGER. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.


     26.2 NOTICES. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:     First Industrial Financing Partnership, L.P.
                    150 North Wacker Drive, Suite 150
                    Chicago, Illinois  60606
                    Attn: Michael W. Brennan

With a copy to:     Barack, Ferrazzano, Kirschbaum & Perlman
                    333 West Wacker Drive
                    Suite 2700
                    Chicago, Illinois  60606
                    Attn:  Howard Nagelberg and Suzanne Bessette-Smith

If to Tenant:       On and after August 1, 1997   Prior to August 1, 1997
                    ---------------------------   -----------------------
                    Gantos, Inc.                  Gantos, Inc.
                    3366 Kraft Avenue, S.E.       3260 Patterson, S.E.
                    Grand Rapids, Michigan 49512  Grand Rapids, Michigan 49512
                    Attn: Kenneth Green           Attn: Kenneth Green

     26.3 NON-WAIVER. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

     26.4 LEGAL COSTS. Any party in breach or default under this Lease (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs, which sum shall be paid by the losing party.

     26.5 PARTIES BOUND. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord's ownership interest in the Property. In the event of such conveyance and transfer, Landlord's obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

     26.6 RECORDATION OF LEASE. Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state.

     26.7 SURVIVAL OF OBLIGATIONS. Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination. The provisions of Sections 3, 12, 17, 20, 23 and 25 shall survive any termination of this Lease.

     26.8 GOVERNING LAW; CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the state in which the Property is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     26.9 TIME. Time is of the essence of this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Property is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

     26.10 AUTHORITY OF TENANT. If Tenant is a corporation, partnership, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant's directors or other governing person or body (i) authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and (ii) certifying the authority of the party executing the Lease as having been duly authorized to do so.

     26.11 JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

     26.12 COUNTERPART EXECUTION. This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

     26.13 RIDERS. All Riders and Exhibits attached hereto and executed (or initialed) both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

     26.14 SATELLITE DISH/BACKUP GENERATOR. Tenant shall be permitted at its sole cost and expense to (i) place on the Building roof a satellite dish or antenna for Tenant's business communication and data processing requirements, and (ii) place on the Property a backup generator, provided that (w) Landlord shall have the right to dictate the placement of both the satellite dish (or antenna) and the generator, (x) Tenant shall at its sole expense comply with all laws, rules, regulations and ordinances relating to the ownership, existence, use and operation thereof, (y) Tenant shall first provide to Landlord information as to the weight and method of installation of the satellite dish (or antenna), which are subject to Landlord's prior approval (such approval not to be unreasonably withheld), and (z) such items shall be deemed to be "Tenant's Property" under this Lease.

     26.15 WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY COURT ACTION, BROUGHT TO ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                              LANDLORD:

                              FIRST INDUSTRIAL FINANCING PARTNERSHIP, L.P., a Delaware limited partnership
                              By: First Industrial Management Corporation,
                                   a Maryland corporation



                              By:
                                   ------------------------------------------
                                          David P. Draft, Signing Officer


                              TENANT:

                              GANTOS, INC., a Michigan  corporation



                              By:
                                   ------------------------------------------

                              Its:
                                   ------------------------------------------

                                 LEASE EXHIBIT A


Premises:      Approximately 110,000 rentable square feet in the building commonly known as 3366 Kraft Avenue, S.E., Grand Rapids,
               Michigan.

Property:      See legal description attached hereto.

                                 LEASE EXHIBIT B

                               BASE RENT PAYMENTS


1. Total Base Rent during the initial Term equal to $1,925,016 shall be due and payable in monthly installments as follows:

                Period                  Monthly Installment
                ------                  -------------------

          4/1/97 - 7/31/97                   $  0.00
          8/1/97 - 7/31/98                   $30,250
          8/1/98 - 7/31/00                   $31,625
          8/1/00 - 7/31/02                   $33,459

2. Total Base Rent equal to $2,172,510 shall be due for the first five (5) year renewal Term, payable in monthly installments as follows:

                Period                  Monthly Installment
                ------                  -------------------

          8/1/02 - 1/31/05                   $35,292
          2/1/05 - 7/31/07                   $37,125

3. Total Base Rent equal to $2,392,530 shall be due for the second five (5) year renewal Term, payable in monthly installments as follows:

               Period                   Monthly Installment
               ------                   -------------------

          8/1/07 - 1/31/10                   $38,959
          2/1/10 - 7/31/12                   $40,792

                                 LEASE EXHIBIT C

                       LANDLORD'S REPAIRS AND IMPROVEMENTS

1.   Replace all twelve (12) dock seals.

2.   Separately meter gas and electric utility service to the Premises.

3. Construct a drywall wall separating the Premises from other portions of the Building.

4. Remove the existing wall separating the front 50,000 SF of the Premises from the back 60,000 SF of the Premises.


Items 1-3 to be completed by July 31, 1997.

Item 4 to be completed by May 15, 1997.

                                 LEASE EXHIBIT D

                               REQUIRED INSURANCE


     (a) "ALL-RISK" PROPERTY AND LOSS OF INCOME COVERAGE FOR TENANT'S PROPERTY. "All Risk" (i) property insurance on a replacement cost basis, covering all of Tenant's Property (as defined in Section 12.2 of this Lease), all merchandise and trade fixtures and furnishings and equipment and all other personal property of Tenant and all leasehold improvements installed in the Premises by, or on behalf of, Tenant all in an amount not less than the full replacement cost of all such property and (ii) loss-of-income insurance in an amount sufficient to assure that Landlord shall recover the loss of any rental income due and owing to Landlord from Tenant under the terms of this Lease, which coverage shall provide such protection to Landlord for a period of not less than twelve (12) consecutive months. The total amount of the deductible required under each policy providing such coverage shall be no more than $50,000.00 per loss. Landlord, Agent and any other parties designated by Landlord (including, but not limited to, its beneficiary, its general and limited partners, and Superior Parties) shall be included as loss payee(s) (as to the coverage in clause (ii) only) or additional insured(s), as appropriate.

     (b) LIABILITY COVERAGE. Commercial general public liability and comprehensive automobile liability (and, if necessary to comply with any conditions of this Lease, umbrella liability insurance) covering Tenant against any claims arising out of liability for bodily injury and death and personal injury and advertising injury and property damage occurring in and about the Premises, and/or the Property and otherwise resulting from any acts and operations of Tenant, its agents and employees, with limits of not less than total limits of $2,000,000.00 per occurrence and $5,000,000.00 annual general aggregate, per location. The total amount of a deductible or otherwise self-insured retention with respect to such coverage shall be not more than $10,000.00 per occurrence. Such insurance shall include, inter alia: (i) "occurrence" rather than "claims made" policy forms unless such "occurrence" policy forms are not available; (ii) any and all liability assumed by Tenant under the terms of this Lease, to the extent such insurance is available; (iii) premises medical-operations expenses in an amount not less than $5,000.00 per person, per accident; (iv) Landlord, Agent and any other parties designated by Landlord or Agent (including, but not limited to, its beneficiary, its general and limited partners, and Superior Mortgagees) shall be designated as Additional Insured(s) with respect to (x) the Premises, and (y) all operations of Tenant, and (z) any property and areas and facilities of Landlord used by Tenant, its employees, invitees, customers or guests; and (v) severability of insured parties and cross-liability so that the protection of such insurance shall be afforded to Landlord in the same manner as if separate policies had been issued to each of the insured parties.

     (c) WORKERS' COMPENSATION COVERAGE. Workers' compensation and employer's liability insurance in the state in which the Premises and any other operations of Tenant are located and any other state in which Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others. The total limits of the employer's liability coverage shall be not less than applicable statutory limits. Tenant shall have the right to self-insure for workers' compensation claims if permitted by the State of Michigan and other governmental agencies and authorities having jurisdiction.

     (d)       OTHER COVERAGE.  Such other policy or policies as are either:
(i) reasonably required of Landlord by any Superior Mortgagee or any other party having any interest in the Property; or (ii) required by insurers by reasons of a change in Tenant's use of, or activities at, the Premises.

All insurance policies required under this lease exhibit shall: (i) be issued by companies licensed to do business in the State in which the Property is located and having an A.M. Best Co. rating of A+ or better; (ii) not be subject to cancellation or material change or non-renewal without at least thirty (30) days' prior written notice to Landlord and any other parties designated by Landlord (A) to be loss payee(s) or additional insured(s) under the insurance policies required from Tenant, or (B) to receive such notices; and (iii) be deemed to be primary insurance in relation to any other insurance maintained by Landlord or Agent.

                                   RIDER NO. 1

                    [Lease dated January _____, 1997 between
          First Industrial Financing Partnership, L.P.and Gantos, Inc.]

Landlord consents to (but does not require) Tenant's improvement of the Premises as follows (the "Improvements"):

1. Construct a maximum of 25,000 square feet of mezzanined office area, that will include a minimum of 10,000 square feet of finished office area on the ground level.

2. Modify the existing Premises lighting and electrical systems to accommodate 800-1,000 amp service and increase the lighting level to 50 ft candles 3' AFF upon initial occupancy.

3. Install (if necessary) two (2) openings and any concrete pads in the space for trash compactors in north wall.

4.   Construct or modify restrooms to accommodate 90 employees.

5. At Tenant's election, provide additional paved parking area on the Property to accommodate Tenant's need for approximately 160 paved parking spaces.

All Improvements shall be constructed and coordinated solely by Tenant on a lien free basis using new materials, and in accordance with plans, specifications and standards approved by Landlord. All plans and specifications, as well as the Improvements, shall comply with applicable building and construction codes, zoning ordinances, ADA requirements, and other applicable laws, statutes, codes and regulations. If any are started, all Improvements must be completed by Tenant no later than July 31, 1997 (increased by any delay in the delivery of possession to Tenant under Section 2.1(b)). Tenant shall be solely responsible for obtaining a certificate of occupancy for the Improvements, and shall observe and comply with all applicable provisions of the Michigan Construction Lien Act.

Landlord agrees to pay to Tenant a Construction Allowance to offset the total hard and soft costs incurred to design and construct the Improvements; Tenant is solely liable and responsible for directly paying all costs (whether hard or soft) incurred in connection with the design and construction of the Improvements. For purposes of this Lease, the Improvements shall be treated as "Alterations". Tenant shall furnish to Landlord such information and evidence as Landlord may reasonably request from time to time to enable Landlord to monitor construction of the Improvements and determine Tenant's compliance with the provisions of this Rider. Within 20 days after Landlord's receipt of (i) full and unconditional final lien waivers, (ii) a final contractor's sworn statement, (iii) a certificate of completion for the Improvements signed by Tenant's architect, and (iv) a certificate of occupancy for the Improvements, Landlord shall pay the $250,000 Construction Allowance to Tenant.